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                                                                    EXHIBIT 10.1



                       APPLICATION SERVICE PROVIDER (ASP)
                           SOFTWARE LICENSE AGREEMENT

                           ---------------------------

THIS APPLICATION SERVICE PROVIDER AGREEMENT (this "Agreement") is dated this 28th day of December 2001 between Stellent, Inc. ("Stellent"), a Minnesota corporation, having its principal offices at 7777 Golden Triangle Drive, Eden Prairie, MN 55344 and Active IQ Technologies, Inc., a Minnesota corporation with principal offices at 601 Carlson Parkway #1550, Minnetonka, Minnesota 55305 (the "ASP").

THIS AGREEMENT SUPERCEDES ANY "SHRINK-WRAP" OR OTHER FORM OF LICENSE AGREEMENT WHICH MAY BE PACKAGED WITH THE SOFTWARE OR INCORPORATED INTO THE MEDIA ON WHICH THE SOFTWARE IS SHIPPED.

THE SOFTWARE IS COPYRIGHTED AND LICENSED (NOT SOLD). STELLENT DOES NOT SELL OR TRANSFER TITLE TO THE SOFTWARE TO THE ASP. THE LICENSE GRANTED TO THE ASP UNDER THIS AGREEMENT SHALL NOT COMMENCE UNTIL THE ASP HAS EXECUTED THIS AGREEMENT AND AN AUTHORIZED REPRESENTATIVE OF STELLENT HAS RECEIVED, APPROVED, AND EXECUTED A COPY OF IT AS EXECUTED BY THE ASP.

1.   DEFINITIONS. As used in this Agreement:

    1.1. "Application" shall mean online subscription based application services of the ASP incorporating the Software and marketed to Customers.

    1.2. "Customer" shall mean a person, corporation or similar entity which has entered into a subscription agreement for the Application and may grant to Subscribers access rights to the Application.

    1.3. "Software" means the object code version of Stellent's software program(s) listed on Attachment A, together with any fixes, updates, modifications, enhancements, and new versions (if any) as may, from time to time, be provided as part of Stellent's support service(s). The term "Software" also includes the documentation and other written materials packaged with this Agreement, together with such additional documentation and materials as may, from time to time, be provided by Stellent for use in connection with the Software (collectively, the "Documentation").

    1.4. "Subscriber" shall mean a person authorized by a Customer to access the Application incorporating the Software for purposes of submitting and editing managed content, and has authority to perform standard end-user functions, including, but not limited to, searching, viewing and printing managed content.

2. GRANT OF LICENSE. In consideration of payment of the applicable fees as discussed below, Stellent hereby grants to the ASP an exclusive, sublicensable license to host the Software for itself and third parties on the servers in its host computer system located its principal place of business for the sole purpose of managing documents on internal and external Web sites in accordance with the Documentation. If the ASP hosts more than thirty (30) instances of the Software, it hereby agrees that it will provide written notice to Stellent and shall pay to Stellent any and all fees payable by Stellent to licensors of third party software or applications included within the Software.

     The ASP may use the services of third party agents to market the Applications to potential Customers provided however that the Applications shall only be hosted by the ASP or its authorized outsourcers as permitted herein.

     As used herein, "exclusive license" means that so long as the ASP meets the minimum royalty commitments as described on Attachment D, Stellent shall not, nor shall Stellent grant to another third party the right to, provide a for profit application service provider offering during the term of this Agreement. If a third party requests that Stellent grant to such third party the right to provide a for profit application service provider offering, Stellent shall refer such third party to the ASP and the ASP and Stellent shall negotiate in good faith the amount of compensation due and owing to Stellent for such referral. Further, Stellent agrees that during the term of this Agreement, Stellent shall not directly solicit the Customers with the sole intent of inducing such Customers to terminate its use of the Applications by purchasing the software products of Stellent. However, the foregoing shall not prevent Stellent from engaging in its normal business practices and any such activities shall not be deemed to be a breach of this Agreement nor entitle the ASP to any compensation therefor.

     Notwithstanding anything contained in this Agreement to the contrary, the ASP acknowledges that Stellent is a party to application service provider agreements with third parties that may provide for profit application service provider offerings to end users and the existence of such agreements shall constitute neither a transgression of the exclusive license granted to the ASP herein nor entitle the ASP to receive any compensation therefor.


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     The ASP may make thirty (30) copies of the Software to be used only for backup purposes and for providing redundancy to Customers and Subscribers. The ASP shall provide all equipment and services necessary for operation and maintenance of the Application. The ASP shall be solely responsible for providing bandwidth for web communication for the Application as well as information regarding data back-up procedures, security and other functions as reasonably requested by the Customers or the Subscribers.

3. SUBSCRIPTION AGREEMENTS. The ASP may grant to Subscribers access to the Software via an Internet connection but solely as part of the Applications. Any and all access to the Applications shall be accomplished under a written subscription agreement between each Customer and the ASP. The ASP shall obtain the prior written consent of Stellent as to the form of the subscription agreement. The ASP agrees that it will not make any changes, modifications or additions to the subscription agreement that could impair or harm Stellent's interests or intellectual property rights in the Software. Without limitation of the foregoing, no subscription agreement shall include any term that purports to expand any indemnity, warranty, maintenance or other obligation or liability of Stellent under this Agreement. The ASP shall promptly notify Stellent of any violation of a subscription agreement of which it becomes aware, and will take commercially reasonable efforts to enforce each subscription agreement with at least the same degree of diligence that is uses in enforcing similar agreements governing use of its own products. The ASP agrees that all subscription agreements shall name Stellent as a third party beneficiary of such agreements with respect to provisions relating to the Software and that such provisions are also enforceable by Stellent.

4. OWNERSHIP. This Agreement does not grant to the ASP or any third party any right to use the Software except as expressly set forth herein, nor does it grant to the ASP or any third party any ownership right, title or interest in or to the Software. All right, title and interest in and to the copyrights, trademarks, patents, trade secrets and other intellectual property rights in the Software are and shall remain with Stellent and/or Stellent's suppliers. The ASP hereby agrees to reproduce the copyright and other notices relating to the rights of Stellent and its suppliers on every copy or partial copy of the Software that it makes. The ASP shall not remove, obscure, or modify any such notices without Stellent's prior written consent. The Application shall display to Subscribers certain notices notifying the Subscribers that the Application contains Software of Stellent. The placement and content of such notices shall be mutually agreed upon in writing by Stellent and the ASP.

5. PROTECTION OF INTELLECTUAL PROPERTY. The ASP acknowledges that the Software contains confidential and proprietary information and substantial and valuable trade secrets of Stellent and its third party suppliers. The ASP shall use the same care to protect the Software against any use, copying, disclosure or dissemination not expressly authorized by this Agreement that it uses to protect its own most valuable proprietary information and materials, but in no event less than the care a reasonable business person would use under similar circumstances. Without limiting the foregoing, the ASP may not give any third party access to the Software other than as explicitly set forth herein (other than as Customers or Subscribers), except third-party contractors who need access to the Software to perform services for the ASP and who have signed a non-disclosure agreement agreeing to protect the confidentiality of the Software.

6. RESTRICTIONS. The ASP shall not, and shall not authorize or permit third parties to (a) use, copy, modify, or prepare derivative works of the Software or any part thereof, except as expressly authorized in this Agreement; (b) distribute, lease, sublicense, lend, give, transfer, assign or otherwise make all or any portion of the Software available to any third party, except as expressly authorized in this Agreement; or (c) reverse engineer, decompile or disassemble the Software or cause or allow discovery of the source code of the Software or attempt to do so, except to the extent the foregoing restriction is expressly prohibited by applicable law.

7. PRICE AND PAYMENT. In consideration for the license granted in this Agreement, the ASP hereby agrees to pay the fees as set forth on Attachment C attached hereto. The ASP also agrees to pay directly or to reimburse Stellent for all sales, use or other taxes resulting from the transaction covered by this Agreement, except taxes based on Stellent's net income. Terms of payment are net thirty (30) days from date of invoice, unless other terms have been agreed upon and made in writing and signed by a duly authorized representative of Stellent.

8. TERM AND TERMINATION. The license granted under this Agreement will commence upon execution of this Agreement and shall continue in force for a term of 3 YEARS (subject to the provisions of Attachment D). Other than as set forth in Attachment D, this Agreement shall be renewed upon the mutual written agreement of both parties. This Agreement may be immediately terminated by either party after thirty (30) days written notice of material breach and failure to correct such material breach . Upon the termination of this Agreement, the ASP must (a) cease all use of the Software, (b) destroy or return to Stellent all copies of the Software in the ASP's possession or under its control, and (c) deliver to Stellent a certificate signed by an officer of the ASP verifying compliance with this Paragraph 8.

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9.   WARRANTIES. Stellent warrants, for the benefit of the ASP alone (a) that it has the right to grant the license granted in this Agreement; and (b) to the best of its knowledge, the Software does not violate any U.S. patent, trademark, copyright, trade secret, privacy right or other third party intellectual property rights; and (c) that for a period of thirty (30) days after shipment of the Software, the Software, when operated with the equipment configuration and in the operating environment specified in the Documentation, will perform substantially in accordance with the technical specifications included or referred to in the Documentation. ALL THIRD
     PARTY SOFTWARE IS PROVIDED WITHOUT WARRANTY OF ANY KIND AND THE ASP IS RESPONSIBLE FOR THE ENTIRE RISK WITH RESPECT TO ITS QUALITY AND
     PERFORMANCE.

10. REMEDIES. As the sole and exclusive remedy of the ASP for any breach of warranty set forth in Paragraph 9(c) above, and as Stellent's entire liability in contract, tort, or otherwise for a breach of section 9(c), Stellent shall use commercially reasonable efforts to correct or cure such defect in a reasonably timely manner by issuing corrected instructions, a fix or a bypass, and if Stellent cannot correct or cure such defect in a reasonably timely manner), Stellent shall refund all prepaid royalties to ASP set forth in Section 2.2 of Attachment C. If Stellent has not corrected such defect or error after it has had a reasonable opportunity to do so, the ASP shall have the right to terminate this license with respect to the defective or nonconforming module(s) of the Software, and Stellent shall refund the amount paid by the ASP as the license fee for the defective or nonconforming module(s) of the Software. These remedies are provided on the condition that (a) the ASP reports the defect or error within the warranty period and provide Stellent with information sufficient to allow Stellent to reproduce the defect or error; (b) the ASP has not modified, misused or damaged the Software; and (c) Stellent's examination of the Software discloses that the defect or error actually existed. Ongoing Software support and maintenance is available from Stellent at additional cost as set forth on Attachment C attached hereto.

11. DISCLAIMER OF WARRANTIES. THE WARRANTIES SET FORTH IN PARAGRAPH 9 ARE IN LIEU OF ALL OTHER REPRESENTATIONS OR WARRANTIES ON THE PART OF STELLENT AND ITS SUPPLIERS WITH RESPECT TO THE SOFTWARE. EXCEPT AS EXPRESSLY STATED IN PARAGRAPH 9, STELLENT MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SOFTWARE. WITHOUT LIMITING THE FOREGOING, STELLENT DOES NOT WARRANT THAT THE FUNCTIONS CONTAINED IN THE SOFTWARE WILL MEET THE ASP'S REQUIREMENTS OR THAT THE OPERATION OF THE SOFTWARE WILL BE UNINTERRUPTED OR ERROR FREE. ALL THIRD PARTY SOFTWARE IS PROVIDED WITHOUT WARRANTY OF ANY KIND, AND THE ASP IS RESPONSIBLE FOR THE ENTIRE RISK WITH RESPECT TO ITS QUALITY AND PERFORMANCE.

12. LIMITATION ON LIABILITY. Except for claims arising out of the ASP's indemnification obligations to Stellent or for violations of Stellent's intellectual property rights in and to the Software, the cumulative liability of either party for all claims relating to the Software or arising under this Agreement, whether in contract, tort, or otherwise, shall not exceed the total amount of all pre-paid royalty and license fees paid by the ASP to Stellent for the Software licensed under this Agreement. Except for claims arising out of the ASP's indemnification obligations to Stellent or for violations of Stellent's intellectual property rights in and to the Software, in no event shall either party or their suppliers be liable for any indirect, special, incidental, consequential, or exemplary damages, including without limitation, damages for lost profits or revenues, loss of use of any software or hardware, loss of data, or interruption of business, whether claimed in contract, tort, or otherwise, even if Stellent is informed of the possibility of such loss or damage. The limitations of liability set forth in this Paragraph 12 are intended to apply without regard to whether other provisions of this Agreement have been breached or proved ineffective and without regard to the success or effectiveness of other remedies.

13. INDEMNIFICATION FOR INFRINGEMENT. If a third party claims that the Software infringes any copyright, U.S. patent, U.S. trade secret or similar U.S. intellectual property right, and provided that the ASP is not in default under this Agreement, Stellent shall defend the ASP against such claim at Stellent's expense and pay all damages against the ASP; provided, however, that the ASP shall promptly notify Stellent in writing of the claim, and allow Stellent to control, and cooperate with Stellent in, the defense or settlement of the claim. If such a claim is made or appears possible, Stellent may, at its option, secure for the ASP the right to continue to use the Software, modify or replace the Software so that it is non-infringing but retains substantially the same functionality, or, if neither of the foregoing options is reasonably available, require the ASP to return the infringing module(s) of the Software for a refund equal to the amortized value of the remaining prepaid royalties set forth in Section
     2.2 of Attachment C (using a straight line sixty (60) month amortization schedule). The foregoing notwithstanding, Stellent shall have no obligation to indemnify the ASP for any claim (a) based on a modification or misuse of the Software, or (b) based on the combination, operation or use of the Software with any product, data or apparatus not specified or provided by Stellent, if the claim would have been avoided had the Software not been combined, operated or used with such product, data or apparatus. THIS PARAGRAPH STATES STELLENT'S ENTIRE OBLIGATION TO THE ASP AND THE SOLE REMEDY OF THE ASP FOR CLAIMS OF

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     INFRINGEMENT OR BREACH OF THE WARRANTY SET FORTH IN PARAGRAPH 9 ABOVE.

14. INDEMNIFICATION FOR INFRINGEMENT BY THE ASP. The ASP hereby agrees to defend, indemnify, and hold harmless Stellent and its third-party suppliers from and against any claims, loss, liability, or damages (including, but not limited to, reasonable attorneys' fees) arising out of the operation or use of the Software and any third-party content accessed using the Software, which is not covered by Stellent's warranty and indemnity obligations hereunder . THE ASP'S USE OF ANY MATERIALS OBTAINED BY USE OF THE SOFTWARE IS SUBJECT TO APPLICABLE COPYRIGHT LAWS AND NEITHER STELLENT NOR ITS SUPPLIERS SHALL BE LIABLE FOR ANY INFRINGEMENT.

15. INJUNCTIVE RELIEF. The ASP acknowledges that the use, copying, disclosure or dissemination of the Software, or the trade secrets embodied therein, in a manner not authorized by this Agreement would cause irreparable harm to Stellent that could not be fully remedied by monetary damages. The ASP therefore agrees that Stellent shall be entitled, in addition to any other remedies available to it at law or in equity, to such injunctive or other equitable relief as may be necessary or appropriate to prevent such unauthorized use or disclosure without the necessity of proving actual or irreparable damage by reason of any such unauthorized use, disclosure, dissemination or copying.

16. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Minnesota and the ASP consents to personal jurisdiction and venue in Minnesota. The United Nations Convention on Contracts for the International Sales of Goods is specifically excluded from application to this Agreement. The ASP will comply with all foreign and domestic laws and will not export or re-export the Software without the Stellent's prior written authorization and without appropriate United States or foreign government licenses and approvals.

17. ASSIGNMENT. The ASP may not transfer or assign its rights or obligations under this Agreement without Stellent's prior written consent, except that it may assign its rights and obligations under this Agreement to its successor in interest by merger, operation of law or otherwise, or to any individual or entity that purchases the ASP's entire business, provided such successor assumes in writing all of the ASP's obligations under this Agreement.

18. U.S. GOVERNMENT. If the Software is being provided to the Department of Defense, the Government's rights to use, modify, reproduce, release, perform, display, or disclose shall be specified in the license customarily provided to the public (DFARS 227.7202-4). RESTRICTED RIGHTS---In all other cases, the Government's rights to use, duplicate, or disclose this commercial software and related documentation is subject to the restrictions as set forth in subparagraphs (c) (1) and (2) of Commercial Computer Software--Restricted Rights at 48 CFR 52.227-19, as applicable. Manufacturer is Stellent, Inc., 7777 Golden Triangle Drive, Eden Prairie, Minnesota 55344.

NOTICE. All notices, demands and requests required or permitted to be given under this Agreement or shall be in writing and delivered (a) personally or by local courier, (b) by a nationally recognized overnight courier or (c) sent by United States certified mail, return receipt requested, postage prepaid and addressed to the parties at their respective addresses set forth above. Notices shall be effective upon receipt if delivered personally, by local courier or by certified mail and on the next business day if sent by overnight courier.

19. MISCELLANEOUS. No amendment to this Agreement shall be binding unless made in writing and signed by a duly authorized representative of the party against whom enforcement is sought. Whenever the consent of a party is required, such consent may be withheld in that party's sole and absolute discretion. The failure of either party at any time to require performance of any provision of this Agreement or to exercise any right provided for herein shall not be deemed a waiver of such provision or such right. All waivers must be in writing. Unless the written waiver contains an express statement to the contrary, no waiver by either party of any breach of any provision of this Agreement or of any right provided for herein shall be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement. All remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity or otherwise. This Agreement contains the entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all previous communications, negotiations and agreements, whether oral or written, between the parties with respect to such subject matter. Any obligations that by their nature continue after the expiration of this Agreement shall remain binding upon the parties.



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Accepted:

STELLENT, INC.                                 ACTIVE IQ TECHNOLOGIES, INC.



By:  s/ Vern Hanzlik                           By:  s/ D. Bradly Olah
    ----------------------------------             ----------------------------

Name:  Vern Hanzlik                            Name:  D. Bradly Olah
     ---------------------------------              ---------------------------

Title:  CEO/President                          Title:  CEO/President
      --------------------------------               --------------------------

Date: 12/28/01                                 Date:   12/28/01
     ---------------------------------              ---------------------------


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                                  ATTACHMENT A

                                    SOFTWARE



Stellent Content Server

Stellent Content Publisher

Stellent Dynamic Converter

Stellent Site Builder

Stellent PDF Converter*

Stellent XML Converter

Stellent Content Categorizer

Stellent Content Tracker

Stellent Report Parser

Stellent Compression

Stellent InterCAD

Stellent Tiff Conversion

Stellent PDF Watermark

Stellent PDF Interchange

Stellent PDF Merge

Stellent Enterprise Search



*The ASP hereby agrees that for each transfer of an Application utilizing PDF Converter, it shall comply with the applicable terms and conditions of Amendment No. 2 to the Adobe Software Single Tier Reproduction and License Agreement among Stellent, Adobe Systems Inc. and Adobe Systems Benelux, B.V. attached hereto as Attachment E (the "Adobe Agreement"). The ASP hereby agrees to indemnify Stellent from and against any and all damages, costs arising out of the ASP's failure to so comply.

Stellent hereby agrees that it shall not modify the license fee rates set forth in Amendment No. 2 to the Adobe Agreement without first consulting with the ASP.


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Pursuant to Item 601(b)(2) of Regulation S-K, certain Attachments, Schedules and
Exhibits have been omitted from this Agreement. The Registrant will furnish a copy of any omitted Attachment, Schedule or Exhibit to the Commission upon request.





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